UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2009
AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)
Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2850 W. Horizon Ridge Parkway, Suite 200		89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 430.4789
1914 Cordova Road, Suite 116, Fort Lauderdale, FL 33316
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On July 14, 2009, we issued 1,250,000 units in a private placement, raising gross proceeds of $450,000, or $0.36 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant.  Each common share purchase warrant is non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.50.

We issued all of the securities to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 15, 2009, Peter Sorel resigned as a director of our company.

Our board of directors now consists of Matthew Markin and Dave Clarke.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Matthew Markin

Matthew Markin
President

Date: July 21, 2009